UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2013

Cousins Properties Incorporated

(Exact name of registrant as specified in its charter)

Georgia

(State or other jurisdiction of incorporation)

001-11312

(Commission File Number)

58-0869052

(IRS Employer Identification Number)

191 Peachtree Street NE, Suite 500, Atlanta, Georgia 30303-1740

(Address of principal executive offices)

Registrant’s telephone number, including area code: (404) 407-1000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Texas Acquisition – Purchase Agreements

Cousins Properties Incorporated (the “Company”, “we”, “us” or “our”) entered into a purchase and sale contract (the “Greenway Purchase Agreement”), dated as of July 19, 2013, with Crescent Crown Greenway Plaza SPV, LLC, Crescent Crown Seven Greenway SPV, LLC, Crescent Crown Nine Greenway SPV, LLC, and Crescent Crown Edloe Garage SPV, LLC, affiliates of Crescent Real Estate Holdings, LLC (“Seller”), to purchase Greenway Plaza, a 10-building, approximately 4.4 million square foot office complex in Houston, Texas, for approximately $950 million, before adjustment for broker’s fees, transfer taxes, and other customary closing costs. On the same date, we entered into a purchase and sale contract (the “777 Main Purchase Agreement” and together with the Greenway Purchase Agreement, the “Purchase Agreements”) with MS Crescent One SPV, LLC, an affiliate of Seller, to purchase 777 Main Street, an approximately 980,000 square foot Class A office building in downtown Fort Worth, Texas, for approximately $160 million, before adjustment for broker’s fees, transfer taxes, and other customary closing costs. We refer to the acquisition of these properties as the “Texas Acquisition”. The gross aggregate purchase price for the Texas Acquisition is approximately $1.1 billion in cash. The assets will be wholly-owned by us and remain unencumbered of debt at closing.

Upon the signing of the Purchase Agreements, we posted a $15 million aggregate earnest money deposit, which was refundable during the due diligence period. During the due diligence period, Seller had the option to terminate the Purchase Agreements upon the payment of $30 million in the aggregate in liquidated damages.

On July 29, 2013, the remaining due diligence period under the Purchase Agreements was waived. Upon the termination of the due diligence period, Seller’s option to terminate the agreements upon the payment of liquidated damages expired and we posted an additional earnest money deposit of $15 million for a total of $30 million in earnest money, which is non-refundable except in limited circumstances.

The expected closing date for the Texas Acquisition is September 9, 2013, subject to the satisfaction or waiver of customary closing conditions set forth in the Purchase Agreements, and provided that we may elect for the closing to occur on an earlier date.

The agreements contain customary representations and warranties and are subject to customary closing conditions. In addition, each of the Greenway Purchase Agreement and the 777 Main Purchase Agreement is contingent on the successful closing of the other. If we elect not to close on the Texas Acquisition when obligated to do so under the Purchase Agreements, we will forfeit our $30 million total earnest money deposit.

The consummation of the Texas Acquisition is not subject to a financing condition. We plan to fund the cash purchase price through a combination of net proceeds from an equity issuance, cash on hand from the disposition of existing owned properties, new secured property-level debt and, on an interim basis, funds drawn under a new $950 million term loan facility described below.

Copies of the Purchase Agreements are attached hereto as Exhibits 2.1 and 2.2, and the description of the material terms of the Purchase Agreements in this Item 1.01 are qualified in their entirety by reference to such exhibits, which are incorporated herein by reference.

Texas Acquisition — Term Loan

On July 29, 2013, we entered into a Loan Agreement with JPMorgan Chase Bank, N.A. (“JPM”) and Bank of America, N.A. which would permit us to draw up to $950 million under a new term loan facility, with an accordion feature permitting us to increase the amount available by up to $150 million if we request and receive additional commitments for the increase, for an aggregate available facility amount up to $1.1 billion (the “Term Loan”). The Term Loan matures on the first anniversary of the closing of the Texas Acquisition, with two one-year extension options (for the first one-year extension only up to $500 million can be extended and for the second one-year extension only up to $375 million can be extended), that we may exercise upon the satisfaction of certain conditions and the payment of extension fees. Funding of the Term Loan, to the extent necessary, would be provided in a single draw-down concurrently with the closing of the Texas Acquisition. The commitments available to be funded under the Term Loan will depend on the amount necessary to fund the Texas Acquisition after the use of all or a portion of the net proceeds of an equity issuance, the anticipated property dispositions and the incurrence of new secured property-level debt.

The Term Loan contains affirmative and negative covenants and events of default that are substantially similar to those in our existing Second Amended and Restated Credit Agreement for our $350 million senior unsecured revolving line of credit. The similar financial covenants require, among other things, the maintenance of a minimum shareholders’ equity in the amount of (i) $473.6 million plus (ii) 70% of the net cash proceeds received from future equity issuances, the maintenance of an unencumbered interest coverage ratio of at least 2.00 to 1.00, a fixed charge coverage ratio of at least 1.40 to 1.00 (which ratio increases to 1.50 to 1.00 effective February 28, 2016 and thereafter), and a consolidated leverage ratio of no more than 0.60 to 1.00.

Funds borrowed under the Term Loan shall bear interest at a rate, at our option, calculated as either (i) the current Eurodollar rate plus the applicable spread as detailed below or (ii) the greater of JPM’s prime rate, the Federal Funds Rate plus 0.50%, or the one-month Eurodollar Rate plus 1.0% (the “Base Rate”), plus the applicable spread as detailed below. The pricing spreads under the Term Loan are as follows:

Leverage Ratio	Applicable Margin for Eurodollar Loans	Applicable Margin for ABR Loans
> 55% but ≤ 60%	2.25%	1.25%
> 50% but ≤ 55%	2.00%	1.00%
> 40% but ≤ 50%	1.75%	0.75%
≤ 40%	1.50%	0.50%

The Term Loan may be prepaid, in whole or in part, at any time and without premium or penalties, in minimum amounts of $5.0 million. We are required to prepay the Term Loan with the net proceeds from certain dispositions and property-level debt financings described below that we consummate following the funding of the Term Loan, as well as from future equity issuances and unsecured debt financings by certain consolidated entities.

We are required to prepay the Term Loan with the net proceeds from the disposition of our interests in certain non-core assets, including The Avenue Murfreesboro (in Murfreesboro, Tennessee), Tiffany Springs MarketCenter (in Kansas City, Missouri), Lakeshore Park Plaza (in Birmingham, Alabama), 600 University Park Place (in Birmingham, Alabama), the office building we have previously referred to as the Inhibitex building (in Alpharetta, Georgia), our direct or indirect interests in CP Venture Five LLC (which owns Avenue East Cobb (in Marietta, Georgia), Avenue West Cobb (in Marietta, Georgia), Avenue Peachtree City (in Peachtree City, Georgia), Avenue Viera (in Viera, Florida) and Viera MarketCenter (in Viera, Florida)) and our direct or indirect interests in CP Venture Two LLC (which owns Greenbrier MarketCenter (in Chesapeake, Virginia), Los Altos MarketCenter (in Long Beach, California) and North Point MarketCenter (in Alpharetta, Georgia)) (together, the “Property Dispositions”).

We are also required to prepay the Term Loan with the net proceeds from property-level debt financings on two of our existing properties, Promenade, a 775,000 square foot Class-A office building located in the Midtown submarket of Atlanta, Georgia, and Post Oak Central, a 1.3 million square foot Class-A office complex in the Galleria submarket of Houston, Texas.

The funding of the Term Loan is subject to customary conditions, including the closing of the Texas Acquisition in accordance with the Purchase Agreements, the absence of any material adverse change in our business or financial condition and our compliance with the financial covenants referred to above on a pro forma basis after giving effect to the Texas Acquisition and any related debt and equity financings and asset dispositions.

A copy of the Term Loan will be filed as an amendment to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under the heading “Texas Acquisition — Term Loan” in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 7.01. Regulation FD Disclosure.

A copy of the press release announcing the Texas Acquisition is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

The information below is disclosed in connection with the Company’s proposed registered public offering of 60 million shares of common stock (the “Offering”), which the Company announced on July 29, 2013.

Texas Portfolio Overview

Below is a summary of key information regarding the properties to be acquired in the Texas Acquisition:

Property	Metro Area	Number of Buildings	Key Tenants(1)	Rentable Square Feet	Percentage of Rentable Square Feet Leased as of June 30, 2013		Weighted Average Occupancy, Year Ended December 31, 2012(2)	Weighted Average Remaining Lease Term(3)	In-Place Yield(4)

Greenway Plaza	Houston, TX	10	Occidental, Invesco Transocean, ExxonMobil and CPL Retail Energy	4,348,000	92%		92%	6.4 years	7.6%

777 Main Street	Fort Worth, TX	1	Frac Tech Services, Jacobs Engineering, XTO (ExxonMobil), Shannon, Gracy and Ratliff and Frost Bank	980,000	91	%(5)	94%	5.1 years	6.2%

(1)	Greenway Plaza and 777 Main Street key tenants identified above represent 42% and 35% of rentable square feet, respectively. The breakdown of rentable square feet represented by each tenant is as follows. For Greenway Plaza – Occidental, 725,282; Invesco, 380,601; Transocean, 333,734; ExxonMobil, 214,857; and CPL Retail Energy, 173,760. For 777 Main Street – Frac Tech Services, 98,374; Jacobs Engineering, 67,627 (giving effect to lease expiration on December 31, 2013); XTO (ExxonMobil), 58,594; Shannon, Gracy and Ratliff, 42,080; and Frost Bank, 28,816.
(2)	Weighted average occupancy is calculated as the total occupied rentable square feet within all buildings within the asset (determined on the last day of each month, and averaged over calendar year 2012), divided by the total rentable square feet within all buildings within the asset.
(3)	Reflects stated expiration dates; does not reflect early termination rights in certain leases. With respect to 777 Main Street, the remaining term of the Jacobs Engineering lease has been excluded, as it is scheduled to expire on December 31, 2013.
(4)	In-Place Yield is calculated by dividing the projected annual net operating income (or “NOI”) for an individual asset (all buildings, if applicable) by the purchase price for the asset. NOI is calculated as the budgeted contractual rental and other income from existing leases and other budgeted contracts (without any assumptions for new leases or other contracts) for the 12 month period from July 1, 2013 to June 30, 2014, less the budgeted expenses for the same period, and is then adjusted for above or below market leases and straightlining of rent over the period in question. With respect to 777 Main Street, excludes remaining income from the Jacobs Engineering lease, totaling $419,000, which is scheduled to expire on December 31, 2013.
(5)	Projected occupancy at year end is approximately 72% due to upcoming lease expirations effective December 31, 2013, including the reduction of the Jacobs Engineering lease from approximately 333,000 square feet to approximately 68,000 square feet.

Rationale for Texas Acquisition

The Texas Acquisition represents an attractive opportunity for us to buy two high quality office assets that are concentrated in our target markets that accelerates our strategic plans. We believe the Texas Acquisition will create strategic, portfolio and financial benefits, including the following:

•

Transformative Acquisition Consistent with our Acquisition Strategy. Greenway Plaza and 777 Main Street are top quality office assets located within high growth urban submarkets. Greenway Plaza is centrally located between the Central Business District and the Galleria submarkets of Houston, Texas, and 777 Main Street is located within the Central Business District of Fort Worth, Texas. The purchase price for the Texas Acquisitions reflects a substantial discount to the Company’s estimate of replacement cost for these assets. We believe the Texas Acquisition portfolio provides an embedded opportunity for net operating income growth through (i) replacing below-market in-place rents with market rents, (ii) the lease-up of vacant space and (iii) development and redevelopment opportunities.

•

Significantly Expands Operating Platform in Texas. Following the closing of the Texas Acquisition, if consummated, and assuming completion of the anticipated existing property dispositions, we anticipate that no individual metropolitan area will comprise more than 37% of our total property portfolio (based on rentable square footage), a decrease from a 51% concentration in Atlanta, Georgia prior to the acquisition. In addition, the Texas Acquisition is expected to increase our local recognition as an owner and operator of high quality office properties in Texas, which we believe will increase our exposure to new transaction opportunities, including leasing, acquisition and development projects.

•

Benefits of Scale. The Texas Acquisition would significantly increase our asset base without, we believe, any additional G&A expense. In addition, the Texas Acquisition and the Offering would significantly increase the public float of our common stock.

Financing of the Texas Acquisition

We expect a delay between the closing of the Texas Acquisition and the completion of some or all of our existing property dispositions and our incurrence of new secured property-level debt. As a result, we anticipate an initial increase in our leverage ratio due to the funding of a portion of the Texas Acquisition associated with our borrowings under the Term Loan at the closing date. However, as we repay borrowings under our Term Loan with the net proceeds from our anticipated property dispositions, we expect our total leverage (defined as total debt divided by total debt plus market capitalization of our common stock and liquidation value of our preferred stock) to ultimately decrease to approximately 29%, assuming all property dispositions are completed as anticipated and assuming the completion of the Offering and the exercise in full of the underwriters’ option to purchase 9 million additional shares in the Offering.

We intend to fund a portion of the Texas Acquisition through the Property Dispositions. We estimate that our net proceeds from these dispositions will be approximately $190 million. Our share of the annualized NOI for the second quarter of 2013 from these anticipated dispositions was approximately $15.7 million. This estimate reflects sales prices for those properties we have already contracted to sell (The Avenue Murfreesboro and Tiffany Springs MarketCenter) and our own estimates of potential sales prices for assets currently being marketed or expected to be marketed. We expect to complete the The Avenue Murfreesboro, Tiffany Springs MarketCenter and CP Venture Five LLC and CP Venture Two LLC disposition transactions by September 30, 2013, depending on market and other conditions; however, we cannot assure you that we will be able to complete any of these dispositions in the amounts targeted, in the time period expected, or at all.

We expect to incur secured property-level debt by placing mortgages on two of our existing properties, Promenade, a 775,000 square foot Class-A office building located in the Midtown submarket of Atlanta, Georgia, and Post Oak Central, a 1.3 million square foot Class-A office complex in the Galleria submarket of Houston, Texas. We anticipate realizing net cash proceeds in the aggregate amount of approximately $272 million from these mortgages. We intend to close these loans by September 30, 2013, subject to satisfaction of customary funding conditions; however, we cannot assure you that we will be able to close these loans in the amounts targeted, in the time period expected, or at all.

Risks Related to Our Business and Properties

We may fail to consummate the Texas Acquisition, which could have a material adverse impact on our financial condition, results of operations and the market price of our common stock.

We intend to use a significant majority of the net proceeds of the Offering to fund a portion of the purchase price for the Texas Acquisition. The Texas Acquisition is subject to customary closing conditions. There can be no assurances those conditions will be satisfied or that we will complete this acquisition on the terms described herein or at all. In the event that we fail to complete the Texas Acquisition, we will have issued a significant number of additional shares of our common stock without realizing a corresponding increase in earnings and cash flow from acquiring the properties. In addition, we will have broad authority to use the net proceeds of the Offering for other general corporate purposes, including the redemption of all or a portion of our outstanding Series B Preferred Stock, the acquisition and development of office properties, other opportunistic investments and the repayment of debt that may not be accretive to our results of operations. As a result, our failure to consummate the Texas Acquisition could have a material adverse impact on our financial condition, results of operations and the market price of our common stock.

We may not be able to complete our anticipated property dispositions, resulting in higher than anticipated levels of indebtedness.

We cannot assure you that we will be able to complete our anticipated property dispositions and incur new secured property-level debt or otherwise obtain alternative sources of financing for the Texas Acquisition in the amounts targeted, in the time period expected, on attractive terms, or at all, which could result in greater than anticipated amounts outstanding under the Term Loan.

Our common shareholders may experience dilution as a result of the Offering, which may adversely affect the per share trading price of our common stock.

The Offering may have a dilutive effect on our earnings per share and funds from operations per share after giving effect to the issuance of our common stock in the Offering and the receipt of the expected net proceeds. The actual amount of dilution from the Offering, or from any future offering of common or preferred stock, will be based on numerous factors, particularly the use of proceeds and any return generated thereby, and cannot be determined at this time. The per share trading price of our common stock could decline as a result of sales of a large number of shares of our common stock in the market in connection with the Offering, or otherwise, or as a result of the perception or expectation that such sales could occur.

As a result of the additional indebtedness incurred to consummate the Texas Acquisition, we may experience a potential material adverse effect on our financial condition and results of operations.

The consummation of the Texas Acquisition is not subject to a financing condition. We plan to fund the cash purchase price through a combination of net proceeds from the Offering, cash on hand from the disposition of existing owned properties, new secured property-level debt and, on an interim basis, funds drawn under the Term Loan. Funding under the Term Loan, to the extent necessary, would be provided in a single draw-down concurrently with the closing of the Texas Acquisition, with the initial amount of the Term Loan limited to the purchase price for the Texas Acquisition and related transaction expenses not funded by the net proceeds of the Offering, the property dispositions and new secured property-level debt. Our incurrence of new indebtedness could have adverse consequences on our business, such as:

•

requiring us to use a substantial portion of our cash flow from operations to service our indebtedness, which would reduce the available cash flow to fund working capital, capital expenditures, development projects and other general corporate purposes and reduce cash for distributions;

•	limiting our ability to obtain additional financing to fund our working capital needs, acquisitions, capital expenditures or other debt service requirements or for other purposes;

•	increasing the costs of incurring additional debt;

•	increasing our exposure to floating interest rates;

•	limiting our ability to compete with other companies who are not as highly leveraged, as we may be less capable of responding to adverse economic and industry conditions;

•	restricting us from making strategic acquisitions, developing properties or exploiting business opportunities;

•	restricting the way in which we conduct our business because of financial and operating covenants in the agreements governing our existing and future indebtedness;

•

exposing us to potential events of default (if not cured or waived) under covenants contained in our debt instruments that could have a material adverse effect on our business, financial condition and operating results;

•	increasing our vulnerability to a downturn in general economic conditions; and

•	limiting our ability to react to changing market conditions in our industry.

The impact of any of these potential adverse consequences could have a material adverse effect on our results of operations, financial condition and liquidity.

We will incur substantial expenses and payments even if the Texas Acquisition is not completed.

We have incurred substantial legal, accounting, financial advisory and other costs and our management has devoted considerable time and effort in connection with the Texas Acquisition. If the Texas Acquisition is not completed, we will bear certain fees and expenses associated with the Texas Acquisition without realizing the benefits of the Texas Acquisition. The fees and expenses may be significant and could have an adverse impact on our results of operations.

The closing of the Texas Acquisition is not conditioned upon the closing of the Offering. The Purchase Agreements collectively provide for the forfeiture of our $30 million deposit of earnest money in the event we fail to consummate the Texas Acquisition other than for the failure of customary closing conditions. The forfeiture of our $30 million deposit of earnest money could have a material adverse impact on our results of operations and our liquidity.

The intended benefits of the Texas Acquisition may not be realized, which could have a negative impact on our results of operations and financial condition, the market price of our common stock, and our distributions to shareholders.

We may be subject to additional risks and may not be able to achieve the anticipated benefits of the Texas Acquisition, even if the transaction is consummated. Upon completion of the Texas Acquisition, we expect to integrate the properties we acquire with our existing operations. We may be unable to accomplish the integration smoothly, successfully or within anticipated cost estimates. The diversion of our management’s attention from our current operations to these integration efforts, and any difficulties encountered, could prevent us from realizing the full benefits anticipated to result from the Texas Acquisition and could adversely affect our business and the price of our common stock. Additional risks include, among others:

•

the inability to successfully integrate the operations, maintain consistent standards, controls, policies and procedures, or realize the anticipated benefits of the Texas Acquisition within the anticipated timeframe or at all;

•	the inability to effectively monitor and manage our expanded portfolio of properties, retain key employees or attract highly qualified new employees;

•	the projections of estimated future revenues, cost savings or operating metrics that we develop during the due diligence and integration planning process might be inaccurate;

•	the possible decline in value of the acquired assets or the market price of our common stock;

•	unanticipated issues, expenses and liabilities that may arise after the date hereof;

•	diversion of our management’s attention away from other business concerns; and

•	exposure to any undisclosed or unknown potential liabilities relating to the Texas Acquisition.

We cannot assure you that we will be able to complete the integration without encountering difficulties or that any such difficulties will not have a material adverse effect on us. Failure to realize the intended benefits of the Texas Acquisition could have a material adverse effect on our financial condition, results of operations and the market price of our common stock.

We will increase our concentration of properties in the Texas market as a result of the Texas Acquisition, which could have an adverse effect on our operations if the market is adversely affected by economic or other conditions.

As a result of the Texas Acquisition, we will increase our concentration of properties in the Texas market. If the Texas market is adversely affected by local or regional economic conditions (such as business layoffs, industry slowdowns, changing demographics and other factors) or local real estate conditions (such as oversupply of or reduced demand for office properties), such conditions may have an adverse impact on our results of operations.

The unaudited pro forma financial information included in this Current Report on Form 8-K may not be indicative of our actual financial position or results of operations.

The unaudited pro forma financial information contained in this Current Report on Form 8-K is not necessarily indicative of what our actual financial position or results of operations would have been had the Texas Acquisition been completed as of the date indicated. The unaudited pro forma financial information reflects adjustments, which are based upon assumptions and preliminary estimates that we believe to be reasonable, including an estimate relating to the financing of the Texas Acquisition, but we can provide no assurance that any or all of such assumptions or estimates will turn out to be correct.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements. Financial information relating to the Texas Acquisition under Rule 3-14 of Regulation S-X is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated into this Item 9.01 by reference.

(b)	Pro Forma Financial Information. Unaudited pro forma financial information prepared in accordance with Article 11 of Regulation S-X as a result of the Texas Acquisition is filed as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated into this Item 9.01 by reference.

(d)	Exhibits.

Exhibit No.	Exhibit Description

2.1	Purchase and Sale Contract, dated as of July 19, 2013, by and between Crescent Crown Greenway Plaza SPV, LLC, Crescent Crown Seven Greenway SPV, LLC, Crescent Crown Nine Greenway SPV, LLC, and Crescent Crown Edloe Garage SPV, LLC and Cousins Properties Incorporated (schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K). The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

2.2	Purchase and Sale Contract, dated as of July 19, 2013, by and between Crescent One SPV, LLC and Cousins Properties Incorporated (schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K). The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

23.1	Consent of PricewaterhouseCoopers LLP.

99.1	Press Release dated July 29, 2013.

99.2	Independent Auditors’ Report and Combined Statement of Revenue and Certain Expenses of Greenway Plaza and 777 Main for the Six Months Ended June 30, 2013 (unaudited) and for the Year Ended December 31, 2012 and related notes.

99.3	Unaudited Pro Forma Financial Information of the Company as of June 30, 2013, for the six months ended June 30, 2013 and for the year ended December 31, 2012.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements made in this Current Report on Form 8-K contain “forward-looking statements” within the meaning of the federal securities laws and are subject to uncertainties and risks. These forward looking statements include information about the Texas Acquisition, including the effects, consummation, and financing thereof. The forward looking statements are based upon our beliefs, assumptions, and expectations of our future performance, taking into account the information currently available to us. These beliefs, assumptions, and expectations may change as a result of many possible events or factors, not all of which are known to us. Readers should carefully review our financial statements and notes thereto, as well as the risk factors described in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2012 and other documents we file from time to time with the Securities and Exchange Commission. The words “believes,” “expects,” “anticipates,” “estimates,” “plans,” “may,” “intend,” “will,” or similar expressions are intended to identify forward-looking statements. You should not place undue reliance on these forward looking statements, which apply only as of the date of this Current Report on Form 8-K. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise, except as required under U.S. federal securities laws.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2013

COUSINS PROPERTIES INCORPORATED

By:	/s/ Pamela F. Roper
Pamela F. Roper
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

2.1	Purchase and Sale Contract, dated as of July 19, 2013, by and between Crescent Crown Greenway Plaza SPV, LLC, Crescent Crown Seven Greenway SPV, LLC, Crescent Crown Nine Greenway SPV, LLC, and Crescent Crown Edloe Garage SPV, LLC and Cousins Properties Incorporated (schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K). The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

2.2	Purchase and Sale Contract, dated as of July 19, 2013, by and between Crescent One SPV, LLC and Cousins Properties Incorporated (schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K). The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

23.1	Consent of PricewaterhouseCoopers LLP.

99.1	Press Release dated July 29, 2013.

99.2	Independent Auditors’ Report and Combined Statement of Revenue and Certain Expenses of Greenway Plaza and 777 Main for the Six Months Ended June 30, 2013 (unaudited) and for the Year Ended December 31, 2012 and related notes.

99.3	Unaudited Pro Forma Financial Information of the Company as of June 30, 2013, for the six months ended June 30, 2013 and for the year ended December 31, 2012.